UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DUNKIN’ BRANDS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dunkin’ Brands Group, Inc.

Proxy Statement Relating to 2015 Annual Meeting of Shareholders

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL 1

Effective March 30, 2015, Mark Nunnelly was appointed as Commissioner of the Department of Revenue for The Commonwealth of Massachusetts. In addition, Mr. Nunnelly was named as special advisor to the Governor of Massachusetts for technology and innovation competitiveness. Mr. Nunnelly is nominated to stand for re-election as a Class I Director at the Company’s upcoming 2015 Annual Meeting of Shareholders to be held on May 12, 2015. The Board of Directors continues to recommend shareholders vote “FOR” the re-election of Mr. Nunnelly.

The information set forth herein supplements the Company’s Definitive Proxy Statement dated March 30, 2015 and is being furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 12, 2015, or any adjournment or postponement thereof.